Exhibit 99

News Release

	Contact:	Vic Beck (Media)
703-280-4456 (office)
vic.beck@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Reports Third Quarter 2021 Financial Results
•Sales of $8.7 Billion; Organic Sales1 Increase 3 percent
•Operating Margin Rate of 12.0 Percent, Segment Operating Margin Rate1 of 11.9 Percent
•EPS Increase 13 Percent to $6.63; Year to Date EPS Increase 56 Percent to $26.55 and Transaction-Adjusted EPS1 Increase 15 Percent to $19.62
•2021 Transaction-adjusted EPS1 Guidance Increased by $0.80 to a Range of $25.20 to $25.60 Based on Continued Strong Performance

FALLS CHURCH, Va. – October 28, 2021 – Northrop Grumman Corporation (NYSE: NOC) reported third quarter 2021 sales decreased 4 percent to $8.7 billion from $9.1 billion in the third quarter of 2020 and third quarter 2021 organic sales1 increased 3 percent to $8.7 billion from $8.5 billion in the third quarter of 2020. Third quarter 2021 net earnings increased 8 percent to $1.1 billion, or $6.63 per diluted share from $1.0 billion, or $5.89 per diluted share, in the third quarter of 2020.
“Our third quarter results reflect strong program performance and the continued focus on operational excellence by the Northrop Grumman team," said Kathy Warden, chairman, chief executive officer and president. "While we did see some labor related and supply chain challenges stemming from the COVID-19 pandemic on our operations, we delivered solid organic growth, outstanding segment operating margins and strong transaction-adjusted free cash flow in the quarter. We are raising our full year earnings guidance and continue to expect strong organic sales growth."

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	2
Transaction-adjusted Net Earnings and Transaction-adjusted EPS
Year to date 2021 net earnings benefited from a gain on the sale of the company's IT services business. Excluding the gain on sale of the business, associated federal and state income tax expenses, transaction costs, as well as the make-whole premium for early debt redemption, year to date transaction-adjusted net earnings1 increased 11 percent and transaction-adjusted EPS1 increased 15 percent. Third quarter 2021 net earnings do not include any transaction-related adjustments. Transaction-adjusted net earnings1 and transaction-adjusted EPS1 are measures the company uses to compare performance to prior periods and for EPS guidance.
The table below reconciles net earnings and diluted EPS to transaction-adjusted net earnings1 and transaction-adjusted EPS1:

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2021	2020	2021	2020
Transaction-adjusted net earnings
Net earnings	$1,063	$986	$4,295	$2,859
Gain on sale of business	—	—	(1,980)	—
State tax impact[2]	—	—	160	—
Transaction costs	—	—	32	—
Make-whole premium	—	—	54	—
Federal tax impact of items above[3]	—	—	614	—
Adjustment, net of tax	$—	$—	$(1,120)	$—
Transaction-adjusted net earnings[1]	$1,063	$986	$3,175	$2,859

Transaction-adjusted per share data
Diluted EPS	$6.63	$5.89	$26.55	$17.05
Gain on sale of business per share	—	—	(12.24)	—
State tax impact per share[2]	—	—	0.99	—
Transaction costs per share	—	—	0.20	—
Make-whole premium per share	—	—	0.33	—
Federal tax impact of line items above per share[3]	—	—	3.79	—
Adjustment, net of tax per share	$—	$—	$(6.93)	$—
Transaction-adjusted EPS[1]	$6.63	$5.89	$19.62	$17.05

1	Non-GAAP measure — see definitions at the end of this earnings release.
2	The state tax impact includes $62 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.
3
The federal tax impact was calculated by applying the 21 percent federal statutory rate to the adjustment items and also includes $250 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	3

Consolidated Operating Results and Cash Flows

	Three Months Ended September 30			Nine Months Ended September 30
$ in millions, except per share amounts	2021	2020	Change	2021	2020	Change
Sales
Aeronautics Systems	$2,725	$2,914	(6%)	$8,628	$8,682	(1%)
Defense Systems	1,409	1,859	(24%)	4,398	5,626	(22%)
Mission Systems	2,436	2,551	(5%)	7,613	7,344	4%
Space Systems	2,681	2,198	22%	7,950	6,194	28%
Intersegment eliminations	(531)	(439)		(1,561)	(1,259)
Total sales	8,720	9,083	(4%)	27,028	26,587	2%
Operating income
Aeronautics Systems	265	294	(10%)	873	867	1%
Defense Systems	175	217	(19%)	529	632	(16%)
Mission Systems	372	370	1%	1,177	1,070	10%
Space Systems	288	224	29%	865	635	36%
Intersegment eliminations	(65)	(56)		(197)	(157)
Segment operating income[1]	1,035	1,049	(1%)	3,247	3,047	7%
Segment operating margin rate[1]	11.9%	11.5%	40 bps	12.0%	11.5%	50 bps
FAS/CAS operating adjustment	61	108	(44%)	98	316	(69%)
Unallocated corporate (expense) income:
Gain on sale of business	—	—	NM	1,980	—	NM
IT services divestiture – unallowable state taxes and transaction costs	—	—	NM	(192)	—	NM
Intangible asset amortization and PP&E step-up depreciation	(62)	(81)	(23%)	(191)	(240)	(20%)
Other unallocated corporate income (expense)	9	(91)	(110%)	(33)	(210)	(84%)
Unallocated corporate (expense) income	(53)	(172)	(69%)	1,564	(450)	NM
Total operating income	$1,043	$985	6%	$4,909	$2,913	69%
Operating margin rate	12.0%	10.8%	120 bps	18.2%	11.0%	720 bps
Interest expense	(132)	(154)	(14%)	(423)	(433)	(2%)
Non-operating FAS pension benefit	367	302	22%	1,101	907	21%
Other, net	(3)	34	(109%)	6	36	(83%)
Earnings before income taxes	1,275	1,167	9%	5,593	3,423	63%
Federal and foreign income tax expense	212	181	17%	1,298	564	130%
Effective income tax rate	16.6%	15.5%	110 bps	23.2%	16.5%	670 bps
Net earnings	$1,063	$986	8%	$4,295	$2,859	50%
Diluted earnings per share	6.63	5.89	13%	26.55	17.05	56%
Weighted-average diluted shares outstanding, in millions	160.4	167.3	(4%)	161.8	167.7	(4%)

Net cash provided by operating activities	$1,163	$1,359	(14%)	$2,125	$2,703	(21%)
Capital expenditures	(247)	(287)	(14%)	(682)	(828)	(18%)
Proceeds from sale of equipment to a customer	28	—	NM	84	—	NM
Adjusted free cash flow[1]	$944	$1,072	(12%)	$1,527	$1,875	(19%)
IT services divestiture transaction costs	—	—	NM	39	—	NM
IT services divestiture federal and state taxes	198	—	NM	588	—	NM
Transaction-adjusted free cash flow[1]	$1,142	$1,072	7%	$2,154	$1,875	15%

1	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	4

Sales
Third quarter 2021 sales decreased $363 million, or 4 percent, due to lower sales at Defense Systems and Missions Systems, principally due to the impact of the IT services divestiture, and lower sales at Aeronautics Systems, partially offset by 22 percent sales growth at Space Systems. Third quarter 2021 sales were affected by the impact of COVID-19 on the broader economic environment, including a tight labor market, elevated levels of employee leave, and supply chain challenges. Third quarter 2021 organic sales1 increased $239 million, or 3 percent.
Operating Income and Margin Rate
Third quarter 2021 operating income increased $58 million, or 6 percent, primarily due to lower unallocated corporate expense, including a $60 million benefit related to insurance settlements, partially offset by a lower FAS/CAS operating adjustment. Third quarter 2021 operating margin rate increased to 12.0 percent reflecting a higher segment operating margin rate in addition to the items above.
Segment Operating Income and Margin Rate
Third quarter 2021 segment operating income decreased $14 million, or 1 percent, due to lower sales, partially offset by a higher segment operating margin rate. Third quarter 2020 segment operating income from the IT services business was $69 million. Lower operating income at Defense Systems, principally due to the impact of the IT services divestiture, and Aeronautics Systems was partially offset by higher operating income at Space Systems. Segment operating margin rate increased to 11.9 percent from 11.5 percent due to higher operating margin rates at Mission Systems, Defense Systems and Space Systems, partially offset by a lower operating margin rate at Aeronautics Systems.
Federal and Foreign Income Taxes
The third quarter 2021 effective tax rate increased to 16.6 percent from 15.5 percent in the prior year period primarily due to lower benefits from foreign-derived intangible income.
Cash Flows
Third quarter cash provided by operating activities decreased $196 million from the prior year period due to $198 million of federal and state taxes paid related to the IT services divestiture. Year to date 2021 cash provided by operating activities decreased $578 million principally due to $588 million of federal and state taxes paid related to the IT services divestiture.
Third quarter and year to date 2021 transaction-adjusted free cash flow1 increased $70 million and $279 million, respectively, due to improved trade working capital.
Awards and Backlog
Third quarter and year to date 2021 net awards totaled $6.9 billion and $22.3 billion, respectively, and backlog totaled $74.8 billion. Significant third quarter new awards include $1.8 billion for restricted programs, principally at Space and Mission Systems, $0.9 billion for NASA’s Habitation and Logistics Outpost (HALO) module and $0.5 billion for F-35.
1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	5

Segment Operating Results

AERONAUTICS SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2021	2020	Change	2021	2020	Change
Sales	$2,725	$2,914	(6)%	$8,628	$8,682	(1)%
Operating income	265	294	(10)%	873	867	1%
Operating margin rate	9.7%	10.1%		10.1%	10.0%
Sales
Third quarter 2021 sales decreased $189 million, or 6 percent due to lower volume in both Manned Aircraft and Autonomous Systems, including restricted programs, F-35, the B-2 Defensive Management Systems Modernization program and certain Global Hawk programs.
Operating Income
Third quarter 2021 operating income decreased $29 million, or 10 percent, due to lower sales and a lower operating margin rate. Operating margin rate decreased to 9.7 percent from 10.1 percent principally due to a $42 million unfavorable EAC adjustment on F-35 due to labor-related production inefficiencies largely driven by COVID-19-related impacts on the labor market and employee leave. This was partially offset by higher net favorable EAC adjustments at Autonomous Systems.

DEFENSE SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2021	2020	Change	2021	2020	Change
Sales	$1,409	$1,859	(24)%	$4,398	$5,626	(22)%
Operating income	175	217	(19)%	529	632	(16)%
Operating margin rate	12.4%	11.7%		12.0%	11.2%
Sales
Third quarter 2021 sales decreased $450 million, or 24 percent, primarily due to a $425 million reduction in sales related to the IT services divestiture. Third quarter 2021 organic sales1 decreased $25 million, or 2 percent, principally due to the close-out of the contract at the Army’s Lake City ammunition plant, partially offset by higher volume on several Mission Readiness programs, including the U.S. Customs and Border Protection P-3 program.
Operating Income
Third quarter 2021 operating income decreased $42 million, or 19 percent, primarily due to the impact of the IT services divestiture. Operating margin rate increased to 12.4 percent from 11.7 percent and reflects improved performance at Battle Management and Missile Systems due to changes in mix as a result of recent contract completions, partially offset by lower net favorable EAC adjustments.

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	6

MISSION SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2021	2020	Change	2021	2020	Change
Sales	$2,436	$2,551	(5)%	$7,613	$7,344	4%
Operating income	372	370	1%	1,177	1,070	10%
Operating margin rate	15.3%	14.5%		15.5%	14.6%
Sales
Third quarter 2021 sales decreased $115 million, or 5 percent, due to a $133 million reduction in sales related to the IT services divestiture. Third quarter 2021 organic sales1 increased $18 million, or 1 percent. Navigation, Targeting and Survivability sales increased primarily due to higher intercompany volume on the ramp up of the Ground Based Strategic Deterrent (GBSD) program. Maritime/Land Systems and Sensors sales increased principally due to higher volume on land systems, including the Ground/Air Task-Oriented Radar program. Networked Information Solutions sales decreased primarily due to lower volume on F-35 and restricted programs, partially offset by higher volume on the Joint Counter Radio-Controlled Improvised Explosive Device Electronic Warfare program.
Operating Income
Third quarter 2021 operating income was consistent with the prior year period and reflects a higher operating margin rate and lower sales. Operating margin rate increased to 15.3 percent from 14.5 percent principally due to improved performance and changes in contract mix toward more fixed-price content, largely as a result of the IT services divestiture, partially offset by lower net favorable EAC adjustments.

SPACE SYSTEMS	Three Months Ended September 30		%	Nine Months Ended September 30		%
$ in millions	2021	2020	Change	2021	2020	Change
Sales	$2,681	$2,198	22%	$7,950	$6,194	28%
Operating income	288	224	29%	865	635	36%
Operating margin rate	10.7%	10.2%		10.9%	10.3%
Sales
Third quarter 2021 sales increased $483 million, or 22 percent, due to higher sales in both the Launch & Strategic Missiles and Space business areas, partially offset by a $48 million reduction in sales related to the IT services divestiture. Third quarter 2021 organic sales1 increased $531 million, or 25 percent. Launch & Strategic Missiles sales increased primarily due to ramp-up on development programs, such as GBSD and the Next Generation Interceptor program. Space sales were driven by higher volume on restricted programs.
Operating Income
Third quarter 2021 operating income increased $64 million, or 29 percent, due to higher sales volume and a higher operating margin rate. Operating margin rate increased to 10.7 percent from 10.2 percent principally due to higher net favorable EAC adjustments, which were largely driven by improved performance on restricted programs.

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	7

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward looking statements provided by the company for 2021 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s 2021 financial guidance and outlook beyond 2021 reflect what the company currently anticipates will be the impacts on the company from the global COVID-19 pandemic (including related effects on the broader economic environment), based on what the company understands today and what the company has experienced to date. However, the company cannot predict how the pandemic will evolve or what impact it will continue to have, and there can be no assurance that the company’s underlying assumptions are correct. As discussed more fully in the company’s Form 10-K and in the recent Form 10-Q, and among other factors, disruptions to the company’s operations or those of its customers, supply chain challenges, effects on the labor market and our workforce, vaccine mandates and other evolving government requirements, additional liabilities, disruptions in the financial markets and inflation, and impacts on programs or payments relating to the global COVID-19 pandemic, today and as it may evolve, can be expected to affect the company’s ability to achieve guidance or meet expectations. In addition, the government budget, appropriations and procurement priorities and processes can impact our customers, programs and financial results. These priorities and processes, including the timing of appropriations and the occurrence of an extended continuing resolution and/or prolonged government shutdown, as well as a breach of the debt ceiling, extraordinary measures taken in connection with a breach, changes in support for our programs, or changes in federal corporate tax laws and regulations, can impact the company's ability to achieve guidance or meet expectations.
Effective Jan. 30, 2021, Northrop Grumman completed the divestiture of its IT services business for approximately $3.4 billion in cash. The guidance below is updated for year-to-date operating performance and continues to reflect the divestiture.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	8

2021 Guidance
($ in millions, except per share amounts)	As of 7/29/2021			As of 10/28/2021
Sales	35,800	—	36,200	~36,000
Segment operating margin %[1]	11.6	—	11.8	11.7	—	11.9
Total net FAS/CAS pension adjustment[2]	~1,540			~1,600
Unallocated corporate expense (income)
Intangible asset amortization & PP&E step-up depreciation	~260			~260
Divestiture related[3]	~(1,790)			~(1,790)
Other items	~190			~120
Operating margin %[4]	15.5	—	15.7	16.0	—	16.2
Interest expense	~560			~560
Effective tax rate %	~22.5			~22.5
Weighted average diluted shares outstanding	~161			~161
MTM-adjusted diluted EPS[1]	31.30	—	31.70	32.10	—	32.50
Adjusted free cash flow[1]	~2,200	—	~2,500	~2,200	—	~2,500

Transaction-adjusted EPS[1]	24.40	—	24.80	25.20	—	25.60
Transaction-adjusted free cash flow[1]	~3,000	—	~3,300	~3,000	—	~3,300

Sector Guidance
	As of 7/29/2021			As of 10/28/2021
Aeronautics Systems
Sales $B	$11.5	—	$11.7	Mid $11
OM Rate	10.1%	—	10.3%	10.1%	—	10.3%
Defense Systems
Sales $B	$5.75	—	$5.95	High $5
OM Rate	11.3%	—	11.5%	11.5%	—	11.7%
Mission Systems
Sales $B	$10.1	—	$10.3	Low $10
OM Rate	15.2%	—	15.4%	15.2%	—	15.4%
Space Systems
Sales $B	$10.3	—	$10.5	Mid $10
OM Rate	10.2%	—	10.4%	10.4%	—	10.6%
Eliminations
Sales $B	$(2.0)	—	$(2.1)	Low $(2)
OM Rate	12.7%	—	12.9%	12.7%	—	12.9%

1	Non-GAAP measure - see definitions at the end of this earnings release.
2	Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $545 million of expected CAS pension expense and $415 million of FAS pension service expense, both of which are reflected in operating income. Non-operating FAS pension benefit of $1,470 million is reflected below operating income, and the total net FAS/CAS pension adjustment is $1,600 million.
3	Divestiture related includes impacts related to the company's IT services divestiture, including (as applicable) the gain on sale of the business, associated federal and state income tax expense, transaction costs, the make-whole premium for early debt redemption and related tax impacts.
4	Divestiture related impact on operating margin was ~5%.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	9

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on October 28, 2021. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman solves the toughest problems in space, aeronautics, defense and cyberspace to meet the ever evolving needs of our customers worldwide. Our 90,000 employees define possible every day using science, technology and engineering to create and deliver advanced systems, products and services.

###
Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2020 and from time to time in our other filings with the Securities and Exchange Commission (SEC). These risks and uncertainties are amplified by the global COVID-19 pandemic and the related effects on the broader economic environment, which have caused and will continue to cause significant challenges, instability and uncertainty. They include:
•the impact of the COVID-19 pandemic (or future health epidemics, pandemics or similar outbreaks), and the related effects on the broader economic environment, on our business, including our ability to maintain a qualified workforce, the potential for worker absenteeism and leave taking, facility closures, work slowdowns or stoppages, labor shortages, supply chain challenges, evolving and varying government requirements, including related to a vaccine mandate, additional costs and liabilities for which we are not compensated, performance challenges, program delays, our ability to recover costs under contracts, changing government funding and acquisition priorities and processes, changing government payment rules and practices, insurance challenges, and potential impacts on access to capital, the markets and the fair value of our assets
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations for our programs, and U.S. government funding and program support more broadly

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	10

•investigations, claims, disputes, enforcement actions, litigation and/or other legal proceedings
•the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs
•our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, suppliers, laws and regulations
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation and our ability to do business
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners
•the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials and components
•changes in procurement and other laws, regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, and changes in our customers’ business practices globally
•increased competition within our markets and bid protests
•the ability to maintain a qualified workforce with the required security clearances and requisite skills
•our ability to meet performance obligations under our contracts, including obligations that require innovative design capabilities, are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control
•environmental matters, including unforeseen environmental costs and government and third party claims
•natural disasters
•the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•our ability appropriately to exploit and/or protect intellectual property rights
•our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	11

You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	12

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2021	2020	2021	2020
Sales
Product	$6,845	$6,667	$21,060	$19,325
Service	1,875	2,416	5,968	7,262
Total sales	8,720	9,083	27,028	26,587
Operating costs and expenses
Product	5,352	5,346	16,662	15,425
Service	1,434	1,897	4,649	5,774
General and administrative expenses	891	855	2,788	2,475
Total operating costs and expenses	7,677	8,098	24,099	23,674
Gain on sale of business	—	—	1,980	—
Operating income	1,043	985	4,909	2,913
Other (expense) income
Interest expense	(132)	(154)	(423)	(433)
Non-operating FAS pension benefit	367	302	1,101	907
Other, net	(3)	34	6	36
Earnings before income taxes	1,275	1,167	5,593	3,423
Federal and foreign income tax expense	212	181	1,298	564
Net earnings	$1,063	$986	$4,295	$2,859

Basic earnings per share	$6.65	$5.91	$26.63	$17.11
Weighted-average common shares outstanding, in millions	159.8	166.8	161.3	167.1
Diluted earnings per share	$6.63	$5.89	$26.55	$17.05
Weighted-average diluted shares outstanding, in millions	160.4	167.3	161.8	167.7

Net earnings (from above)	$1,063	$986	$4,295	$2,859
Other comprehensive loss
Change in unamortized prior service credit, net of tax	(2)	(10)	(6)	(31)
Change in cumulative translation adjustment and other, net	(6)	6	(6)	7
Other comprehensive loss, net of tax	(8)	(4)	(12)	(24)
Comprehensive income	$1,055	$982	$4,283	$2,835

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	13

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$4,055	$4,907
Accounts receivable, net	1,590	1,501
Unbilled receivables, net	5,674	5,140
Inventoried costs, net	872	759
Prepaid expenses and other current assets	737	1,402
Assets of disposal group held for sale	—	1,635
Total current assets	12,928	15,344
Property, plant and equipment, net of accumulated depreciation of $6,811 for 2021 and $6,335 for 2020	7,277	7,071
Operating lease right-of-use assets	1,552	1,533
Goodwill	17,516	17,518
Intangible assets, net	629	783
Deferred tax assets	418	311
Other non-current assets	2,026	1,909
Total assets	$42,346	$44,469

Liabilities
Trade accounts payable	$2,184	$1,806
Accrued employee compensation	1,811	1,997
Advance payments and billings in excess of costs incurred	2,594	2,517
Other current liabilities	2,230	3,002
Liabilities of disposal group held for sale	—	258
Total current liabilities	8,819	9,580
Long-term debt, net of current portion of $6 for 2021 and $742 for 2020	12,774	14,261
Pension and other postretirement benefit plan liabilities	5,667	6,498
Operating lease liabilities	1,367	1,343
Other non-current liabilities	2,302	2,208
Total liabilities	30,929	33,890

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2021—158,761,485 and 2020—166,717,179	159	167
Paid-in capital	—	58
Retained earnings	11,398	10,482
Accumulated other comprehensive loss	(140)	(128)
Total shareholders’ equity	11,417	10,579
Total liabilities and shareholders’ equity	$42,346	$44,469

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	14

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2021	2020
Operating activities
Net earnings	$4,295	$2,859
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	908	922
Stock-based compensation	71	61
Deferred income taxes	(105)	369
Gain on sale of business	(1,980)	—
Net periodic pension and OPB income	(818)	(612)
Pension and OPB contributions	(108)	(100)
Changes in assets and liabilities:
Accounts receivable, net	(133)	(632)
Unbilled receivables, net	(596)	(386)
Inventoried costs, net	(113)	(70)
Prepaid expenses and other assets	6	(122)
Accounts payable and other liabilities	49	283
Income taxes payable, net	663	111
Other, net	(14)	20
Net cash provided by operating activities	2,125	2,703

Investing activities
Divestiture of IT services business	3,400	—
Capital expenditures	(682)	(828)
Proceeds from sale of equipment to a customer	84	—
Other, net	(3)	—
Net cash provided by (used in) investing activities	2,799	(828)

Financing activities
Net proceeds from issuance of long-term debt	—	2,239
Payments of long-term debt	(2,236)	(27)
Payments to credit facilities	—	(13)
Common stock repurchases	(2,724)	(490)
Cash dividends paid	(737)	(711)
Payments of employee taxes withheld from share-based awards	(33)	(66)
Other, net	(46)	(57)
Net cash (used in) provided by financing activities	(5,776)	875
(Decrease) increase in cash and cash equivalents	(852)	2,750
Cash and cash equivalents, beginning of year	4,907	2,245
Cash and cash equivalents, end of period	$4,055	$4,995

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	15

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
ORGANIC SALES1
(Unaudited)

	Three Months Ended September 30
	2021			2020
$ in millions	Sales	IT services sales	Organic sales[1]	Sales	IT services sales	Organic sales[1]	Organic sales[1] % change
Aeronautics Systems	$2,725	$—	$2,725	$2,914	$—	$2,914	(6)%
Defense Systems	1,409	—	1,409	1,859	(425)	1,434	(2)%
Mission Systems	2,436	—	2,436	2,551	(133)	2,418	1%
Space Systems	2,681	—	2,681	2,198	(48)	2,150	25%
Intersegment eliminations	(531)	—	(531)	(439)	4	(435)
Total	$8,720	$—	$8,720	$9,083	$(602)	$8,481	3%

	Nine Months Ended September 30
	2021			2020
$ in millions	Sales	IT services sales	Organic sales[1]	Sales	IT services sales	Organic sales[1]	Organic sales[1] % change
Aeronautics Systems	$8,628	$—	$8,628	$8,682	$—	$8,682	(1)%
Defense Systems	4,398	(106)	4,292	5,626	(1,230)	4,396	(2)%
Mission Systems	7,613	(42)	7,571	7,344	(394)	6,950	9%
Space Systems	7,950	(16)	7,934	6,194	(135)	6,059	31%
Intersegment eliminations	(1,561)	2	(1,559)	(1,259)	13	(1,246)
Total	$27,028	$(162)	$26,866	$26,587	$(1,746)	$24,841	8%

1	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	16

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	September 30, 2021			December 31, 2020	% Change in 2021
$ in millions	Funded[1]	Unfunded	Total Backlog[2,3]	Total Backlog[2]
Aeronautics Systems	$9,115	$9,938	$19,053	$24,002	(21)%
Defense Systems	5,786	529	6,315	8,131	(22)%
Mission Systems	9,375	3,942	13,317	13,805	(4)%
Space Systems	6,003	30,137	36,140	35,031	3%
Total backlog	$30,279	$44,546	$74,825	$80,969	(8)%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.
3
In connection with the IT services divestiture, the company reduced backlog by $1.4 billion during the first quarter of 2021 ($1.0 billion at Defense Systems, $0.2 billion at Mission Systems and $0.2 billion at Space Systems).

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	17

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2021	2020	2021	2020
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$61	$108	$98	$316
Non-operating FAS pension benefit	367	302	1,101	907
Total net FAS/CAS pension adjustment	428	410	1,199	1,223
Tax effect[1]	(90)	(86)	(252)	(257)
After-tax impact	$338	$324	$947	$966
Weighted-average diluted shares outstanding, in millions	160.4	167.3	161.8	167.7
Per share impact	$2.11	$1.94	$5.85	$5.76

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(62)	$(81)	$(191)	$(240)
Tax effect[1]	13	17	40	50
After-tax impact	$(49)	$(64)	$(151)	$(190)
Weighted-average diluted shares outstanding, in millions	160.4	167.3	161.8	167.7
Per share impact	$(0.31)	$(0.38)	$(0.93)	$(1.13)

1	Based on a 21% statutory tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	18

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted diluted EPS: Diluted earnings per share excluding the per share impact of MTM expense and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Transaction-adjusted net earnings: Net earnings excluding impacts related to the company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM expense and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s operating results before the non-operational impact of divestiture activity and pension and OPB actuarial gains and losses. This measure is also consistent with how management views the underlying performance of the business as the impact of the IT services divestiture and MTM accounting is not considered in management’s assessment of the company’s operating performance or in its determination of incentive compensation awards. Transaction-adjusted net earnings is reconciled in the “Transaction-adjusted Net Earnings and Transaction-adjusted EPS” table within the body of this release.
Transaction-adjusted EPS: Diluted earnings per share excluding the per share impacts related to the company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM expense and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of the IT services divestiture and pension and OPB actuarial gains and losses. Transaction-adjusted EPS is reconciled in the “Transaction-adjusted Net Earnings and Transaction-adjusted EPS” table within the body of this release.
Organic sales: Total sales excluding sales attributable to the company's IT services divestiture. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying sales growth as well as in providing an understanding of our ongoing business and future sales trends by presenting the company’s sales before the impact of divestiture activity. Organic sales is reconciled in Schedule 4 of this release.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect total earnings from our four segments, including allocated pension expense we have recognized under CAS, and excluding unallocated corporate items and FAS pension expense. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Third Quarter 2021 Financial Results	19

Adjusted free cash flow: Net cash provided by or used in operating activities less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities) and the after-tax impact of discretionary pension contributions. Adjusted free cash flow includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Adjusted free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
Transaction-adjusted free cash flow: Net cash provided by or used in operating activities less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities), the after-tax impact of discretionary pension contributions and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture. Transaction-adjusted free cash flow includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use transaction-adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Transaction-adjusted free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com